UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 28, 2008 (January 22, 2008)
Date of report (Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2008, our Board of Directors expanded the number of our Board members from six to seven and unanimously elected Richard Becktel, age 54, to fill the newly created vacancy. Mr. Becktel will participate in the standard director compensation arrangements described in our 2007 proxy statement. There are no arrangements or understandings between Mr. Becktel and any other persons or entities pursuant to which Mr. Becktel was elected as a director. We anticipate that Mr. Becktel will receive committee assignments at the meeting of the Board of Directors in June 2008, which is the meeting when all Board committee assignments are generally made.

Mr. Becktel has been involved in the fuel and lubricant distribution business for over 30 years. From 1998 until present, Mr. Becktel has served as President and CEO of Southern Counties Lubricants, LLC in Orange, California. Mr. Becktel graduated from Cal State Fullerton in 1977 in Accounting/Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: January 28, 2008	By:	/s/ Lyndon James
Lyndon James
Interim Chief Financial Officer